Exhibit 10.30

ADDENDUM TO EMPLOYMENT AGREEMENT

This Addendum to Employment Agreement (this “Addendum”) is made and entered into as of February 28, 2020 by and between Nelson Chai (“Employee”) and Uber Technologies, Inc. (the “Company”), a Delaware corporation.
WHEREAS:

1.	Employee and the Company entered into an Employment Agreement dated April 9, 2019 (the “Employment Agreement”), which was amended September 1, 2019.

2.	Employee and the Company have agreed that the Employment Agreement will be amended according to the terms and conditions in this Addendum.

3.	This Addendum is deemed to form an integral part of the Employment Agreement.
EMPLOYEE AND THE COMPANY AGREE AS FOLLOWS, EFFECTIVE FEBRUARY 28, 2020:
For good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties, Section 2(c) of the Employment Agreement is hereby amended in its entirety to read as follows:

“c.     Equity Grants.

1.    Annual RSU Grant. Subject to the approval of the Company’s Board of Directors (or a duly constituted committee thereof), you will be eligible to receive an annual equity refresh grant (each grant, an “Annual Equity Refresh Grant”). Each Annual Equity Refresh Grant will be subject to the terms and conditions set forth (i) in the Company’s 2019 Equity Incentive Plan, as amended, or any applicable successor plan, and (ii) in the applicable award agreement. Equity refresh awards are subject to manager and Company discretion, based on your performance and the performance of the Company. The Company will determine the amount of each Annual Equity Refresh Grant, and the applicable vesting conditions, on an annual basis.”
Except for the modifications in this Addendum, all other terms and conditions contained in the Employment Agreement will remain unchanged and shall be in full force and effect. Both this Addendum and the Employment Agreement shall be construed in accordance with and governed by the choice of law provisions set forth in the Employment Agreement. This Addendum may be executed by pdf or other electronic signature and by one or more counterpart signatures, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

ACCEPTED AND AGREED:
Uber Technologies, Inc.

/s/ Nelson Chai	By: /s/ Nikki Krishnamurthy
Nelson Chai	Name: Nikki Krishnamurthy
Title: Chief People Officer

February 28, 2020	February 28, 2020
Date	Date